AMB
                                 FINANCIAL CORP

                                                                 March 25, 2005

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of AMB Financial Corp., we cordially invite you to attend the annual meeting of stockholders. The annual meeting will be held at 10:30 a.m. central time on April 27, 2005 at our main office located at 8230 Hohman Avenue, Munster, Indiana 46321.

         In addition to the election of two directors, stockholders are also being asked to ratify the approval of the AMB Financial Corp. 2005 Stock Option Plan and to ratify the appointment of Cobitz, Vandenberg & Fennessy as independent auditors. The Board of Directors unanimously recommends that you vote FOR the election of the nominees for director, approve the AMB Financial Corp. 2005 Stock Option Plan as well as for the ratification of the appointment of Cobitz, Vandenberg & Fennessy.

         We encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                         Sincerely,



                                         CLEMENT B. KNAPP, JR.
                                         President and Chief Executive Officer

                                       AMB
                                 FINANCIAL CORP.
                               8230 Hohman Avenue
                             Munster, Indiana 46321
                                 (219) 836-5870

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 27, 2005

         Notice is hereby given that the annual meeting of stockholders of AMB Financial Corp. will be held at our main office located at 8230 Hohman Avenue, Munster, Indiana, at 10:30 a.m., central time, on April 27, 2005.

         A proxy card and a proxy statement for the meeting are enclosed.

         The annual meeting is for the purpose of considering and acting upon:

         Proposal I.   The election of two directors of AMB Financial, each with
                       a term of three years;

         Proposal II.  Ratification of the approval of the AMB Financial Corp.
                       2005 Stock Option Plan;

         Proposal III. The  ratification  of the appointment of Cobitz,
                       Vandenberg & Fennessy as the independent auditors for AMB Financial for the fiscal year ending December 31, 2005; and

such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the annual meeting.

         Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. Stockholders of record at the close of business on March 11, 2005 are the stockholders entitled to vote at the annual meeting and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the annual meeting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Clement B. Knapp, Jr.
                                   Chairman of the Board, President and
                                     Chief Executive Officer


Munster, Indiana
March 25, 2005

-------------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       AMB
                                 FINANCIAL CORP.
                               8230 Hohman Avenue
                             Munster, Indiana 46321
                                 (219) 836-5870

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 2005


         The Board of Directors of AMB Financial Corp., which we refer to as the Company or AMB Financial, is using this proxy statement to solicit proxies from the holders of AMB Financial common stock for use at our annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about March 25, 2005.

         Certain of the information provided herein relates to our wholly owned subsidiary, American Savings FSB, which we refer to as American Savings or the Bank.

Time and Place of the Annual Meeting; Matters to be Considered

         Our annual meeting will be held as follows:

         Date:    April 27, 2005
         Time:    10:30 a.m., Central Time
         Place:   Main office of AMB Financial Corp.
                  8230 Hohman Avenue
                  Munster, Indiana 46321

         At the annual meeting, stockholders are being asked to consider and vote upon the following proposals:

         o the election of two directors of AMB Financial, each with a term of three years;

         o ratification of the approval of the AMB Financial Corp. 2005 Stock Option Plan;

         o the ratification of the appointment of Cobitz, Vandenberg & Fennessy as AMB Financial's independent auditors for the f fiscal year ending December 31, 2005; and

any other matters that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting.

Voting Rights of Stockholders; Required Vote for Approval

         Only holders of record of AMB Financial common stock on March 11, 2005 are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of AMB Financial common stock you own as of the record date. On March 11, 2005, 974,143 shares of AMB Financial common stock were outstanding and entitled to vote at the annual meeting.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The ratification of the approval of the AMB Financial Corp. 2005 Stock Option Plan requires the approval of a majority of the shares voting on the matter. In all matters, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal other than the election of directors have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the AMB Financial common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         The AMB Financial Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board of Directors' nominees, "FOR" ratification of the approval of the AMB Financial Corp. 2005 Stock Option Plan and "FOR" the proposal to ratify Cobitz, VandenBerg & Fennessy as AMB Financial's independent auditors for the fiscal year ending December 31, 2005.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

         Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of AMB Financial common stock can only be voted if the stockholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting if you are a record holder or have appropriate authorization from the record holder.

         Voting instructions are included on your proxy card. Shares of AMB Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder's instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of the Board of Directors' nominees, "FOR" ratification of the approval of the AMB Financial Corp. 2005 Stock Option Plan and "FOR" ratification of the appointment of Cobitz, Vandenberg & Fennessy as our independent auditors for the fiscal year ending December 31, 2005. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

         You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

         You may revoke your proxy before it is voted by: (i) submitting a new proxy with a later date relating to the same shares and delivering it to the Secretary of AMB Financial; (ii) notifying the Secretary of AMB Financial in writing before the annual meeting that you have revoked your proxy; or (iii) voting in person at the annual meeting. Any written notice shall be delivered to Denise L. Knapp, Secretary of AMB Financial at 8230 Hohman Avenue, Munster, Indiana 46321.

         If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you were the beneficial owner of AMB Financial common stock and authorizing you to vote the shares on March 11, 2005, the record date for voting at the annual meeting, and stating the number of shares held by the nominee on your behalf.

         If you participate in our Employee Stock Ownership Plan ("ESOP") you will receive a voting instruction form that reflects all shares you may vote under the plan to which the form relates. Under the terms of the ESOP, all shares held in the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of Company common stock allocated to his or her ESOP account. Unallocated shares of Company common stock held by the ESOP Trust and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties.

         We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their reasonable expenses in sending these materials to you and obtaining your voting instructions.

Voting Securities and Principal Holders Thereof

         The following table sets forth as of March 11, 2005, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the common stock; (ii) each executive officer of AMB Financial named in the Summary Compensation table appearing under "Executive Compensation" below; (iii) each member of the AMB Financial Board of Directors; and (iv) all directors and executive officers of AMB Financial as a group.

         The address of each of the beneficial owners, except where otherwise indicated, is the same address as AMB Financial.

                                                                                 Shares
                                                                              Beneficially
                                                                                Owned at             Percent
                            Beneficial Owner                                 March 11, 2005          of Class

AMB Financial Corp. Employee Stock Ownership Plan
8230 Hohman Avenue                                                              155,021(1)              15.91%
Munster, Indiana 46321

Tontine Financial Partners L.P., Tontine Management L.L.C. and
Jeffrey L. Gendell                                                               63,450(2)               6.51
237 Park Avenue
Ninth Floor
New York, New York 10017

Michael Mellon                                                                   21,813                  2.24

Clement B. Knapp, Jr.                                                           144,233(3)              13.82

Louis A. Green                                                                   37,224(4)               3.75

Daniel T. Poludniak                                                              42,271(5)               4.27

Ronald W. Borto                                                                  43,626(6)               4.43

Donald L. Harle                                                                  32,564(6)               3.32

John G. Pastrick                                                                 14,287(6)               1.46

Peter Korellis                                                                    1,050                  0.01

Robert E. Tolley                                                                 21,677(6)               2.21

Directors, director emeritus and executive officers, as a group                 394,812(7)              35.72
(11 persons)

(1) The amount reported represents shares held by the ESOP, 138,286 shares of which have been allocated to accounts of participants. Home Federal Savings Bank, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) Based on information in a Schedule 13D, dated May 7, 2003 filed by Tontine Financial Partners, L.P., Tontine Management L.L.C. and Jeffrey
         L. Gendell. Tontine Financial Partners, L.P., Tontine Management L.L.C. and Jeffrey L. Gendell reported shared voting and dispositive power of all 63,450 shares.
(3) Includes 27,568 shares allocated under the ESOP, options to purchase 52,693 shares pursuant to the Company's stock option plan, and 41,402 shares beneficially owned by Mrs. Knapp (including options to purchase 16,681 shares).
(4) Includes 18,705 shares allocated under the ESOP. (5) Includes 16,609 shares allocated under the ESOP.
(6) Includes options to purchase 10,537; 5,237; 5,537 and 5,269, respectfully, for Messrs. Borto, Harle, Pastrick and Tolley as is their right to acquire pursuant to the Stock Option Plan.
(7) Includes shares held directly, as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, vested stock options, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which the named individuals may be deemed to have sole voting and investment power.

                       PROPOSAL I - ELECTION OF DIRECTORS

         Our Board of Directors is currently composed of seven members. Each current director is also a director of American Savings. Directors are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Approximately one-third of the directors are elected annually.

         The following table sets forth certain information regarding the composition of our Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                            Director       Term to
               Name                     Age                 Position(s) Held                Since(1)        Expire
------------------------------------ ----------- --------------------------------------- --------------- -------------
------------------------------------ ----------- --------------------------------------- --------------- -------------

                                                 NOMINEES

John G. Pastrick                         73      Director                                     1979           2008
Robert E. Tolley                         67      Director                                     1987           2008

                                                 DIRECTORS CONTINUING IN OFFICE

Clement B. Knapp, Jr.                    63      Chairman of the Board,  President  and       1970           2006
                                                 Chief Executive Officer
Donald L. Harle                          66      Director                                     1995           2006
Ronald W. Borto                          57      Director                                     1986           2007
Michael Mellon                           35      Executive Vice President                     2003           2007
Peter G. Korellis                        44      Director                                     2004           2007
---------------------

(1) Includes service as a director of American Savings.

         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years except for directors Mellon and Korellis.

         John G. Pastrick. Mr. Pastrick retired in April 1995 as Director of Sales for the Environmental Construction Company, a position he held since 1991. For the prior 20 years he served as Vice President of Welsh Oil Company. He is an active member in several trade organizations and community organizations.

          Robert E. Tolley. Mr. Tolley is President of RHET Engineering LLC located in Highland, Indiana and Consultant for Superior Engineering
LLC located in Hammond, Indiana.He earned both his B.S.M.E. and M.S.M.E. degrees from Purdue University. Mr. Tolley is also active in several community organizations.

         Clement B. Knapp, Jr. Mr. Knapp has served as Chairman of the Board, President and Chief Executive Officer of American Savings Bank since
1977 and has acted in all of such capacities with AMB Financial since its incorporation in 1993. Since joining the American Savings Bank in 1968 he has served in various capacities and attended many banking schools and seminars. He is a graduate of Georgetown University and Indiana University/Indianapolis Law School. Mr. Knapp is also active in several community organizations. Mr. Knapp is the husband of Denise L. Knapp, Secretary of American Savings Bank.

         Donald L. Harle. Mr. Harle was the President and Chief Executive Officer of Mid-America Mailers, Inc., a company he co-founded, from 1969 to 2004. He sold the company to Direct Marketing Solutions in 2004, and he remains an executive of that company. He has been in the direct mail business since he graduated from Indiana
University in 1960. He is active in the direct mail professional associations, as well as the American Red Cross, Boy Scouts and the Hammond Chamber of Commerce.

        Michael Mellon. Mr. Mellon served as an executive with American Savings FSB since 1993, most recently promoted to Executive Vice President.
Mr. Mellon also serves as a Councilman for the Town of Munster as well as a Member of the Indiana Bankers Government Relations Committee.
Mr. Mellon received his Masters Degree in Business Administration from
Purdue University.

        Ronald W. Borto. Mr. Borto is a certified public accountant and managing partner for the accounting firm of Borto and Borto located in Schererville, Indiana. He received a B.S. degree in Accounting from Indiana University in 1969. Mr. Borto has also served on the Boards of Directors of Southlake Community Mental Health Center and Youche
Country Club.

        Pete G. Korellis. Mr. Korellis is the president of Korellis Roofing, Inc., a commercial and industrial roofing company located in Hammond, Indiana. Mr. Korellis currently serves on the Finance Committee of the YMCA in Hammond, was a member of the Hammond Boys and Girls Club and served three terms as President of the Northwestern Indiana
Roofing Contractors Association. Mr. Korellis earned his degree in management from Indiana University.

Director Independence

         Our Board of Directors has determined that all of the Company's directors other than President and Chief Executive Officer Knapp and Executive Vice President Mellon are "independent directors" as that term is defined in the listing statements of the NASDAQ Small-Cap
Market.

Director Emeritus

         We currently have one director emeritus. William J. Fitzpatrick, M.D. was formerly a director of AMB Financial and American Savings Bank and retired as such in December 1995, and was appointed as a director emeritus. Dr. Fitzpatrick was in the private practice of surgery for 35 years, prior to retiring in 1991. He is presently a self-employed health care consultant. He has served on various Boards of Directors, including the Associated Group, Blue Cross/Blue Shield of Indiana and Kentucky and the Community Hospital in Munster, Indiana.

Board of Directors' Meetings and Committees

         AMB Financial's Board of Directors meets monthly. The Board of Directors met 12 times during the fiscal year ended December 31, 2004. During calendar year 2004, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. We have standing audit, compensation and nominating committees.

         Audit Committee. This committee, composed of Directors Harle, Pastrick and Borto, appoints and oversees AMB Financial's independent auditors, oversees management's activities with respect to accounting, recordkeeping, financial reporting and internal and other controls, reviews AMB Financial's annual audited and quarterly financial statements, and maintains a procedure for confidential complaints regarding accounting matters. This committee met six times during the fiscal ended December 31, 2004. Each member of the Audit Committee is "independent" as defined under the listing standards for the Nasdaq Small Cap Market and SEC Rule 10A-3. The Company's Board of Directors has a written charter for the Audit Committee, a copy of which was attached to last year's proxy statement. The Audit Committee has issued the following report for the year ended December 31, 2004:

o The Audit Committee has reviewed and discussed with management the Company's fiscal 2004 audited financial statements;

o The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed under Statement of Auditing Standards No. 61;

o The Audit Committee has received the written disclosure and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company; and

o Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

       Ronald W. Borto         Donald L. Harle            John G. Pastrick

         Compensation Committee. This committee reviews and approves all executive officers' compensation and related plans. This committee is composed of Directors Pastrick, Harle and Tolley, and met one time during the fiscal year 2004.

         Governance/Nominating Committee. This committee is comprised of Directors Borto, Korellis and Tolley and met one time in fiscal year 2004.

         The functions of the committee include the following:

         1. Consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or re-election to the Board;

         2.       Identify individuals qualified to become members of the Board;

         3. Evaluate procedures for the consideration of recommendations by stockholders for director nominations;

         4. Conduct reviews as appropriate into the background and qualifications of director candidates.

         5. Review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

         6. Consider and make recommendations regarding Board and committee performance; and

         7. Consider and make recommendations regarding Board continuing education guidelines.

         The committee begins the nominee identification process by evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Thus, under some circumstances, the committee may choose not to consider an unsolicited recommendation.

         If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In identifying director candidates, the Governance/Nominating Committee seeks persons who at a minimum satisfy the following criteria:

     o has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

     o has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

         The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under applicable rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

         The Governance/Nominating Committee met one time in 2004. The Governance/Nominating Committee has adopted a charter, a copy of which was attached to last year's proxy statement.

Procedures for the Nomination of Directors by Shareholders

         Through the Governance/Nominating Committee. The Governance/Nominating Committee has adopted procedures for the submission to the committee of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Governance/Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of candidates for Director by writing to the Chairman of the Governance/Nominating Committee, at 8230 Hohman Avenue, Munster, Indiana 46321. The Chairman of the Governance/Nominating Committee must receive a submission not less than one hundred twenty (120) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, the stockholder's suggestion must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

o    a statement of the candidate's business and educational experience;

o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

o a statement detailing any relationship between the candidate and the Company;

o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

o a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         Direct Stockholders' Nominations. Under Article I, Section 6 of our bylaws, director nominations may be made by stockholders. In order to assure that they are effective nominations for directors by stockholders, nominations must be made in writing and delivered to the Secretary of AMB Financial at least 90 days prior to the meeting date provided, however, that in the event that less than 100 days' public notice or public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which public notice of the date of the meeting was mailed or public disclosure of the date of the meeting is made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder who proposed such business, (iii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business.

Stockholder Communications with the Board

         A stockholder of the Company who wants to communicate with the Board or with any individual Director can write to the Chairman of the Governance/Nominating Committee, 8230 Hohman Avenue, Munster, Indiana 46321. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

o        forward the communication to the Director(s) to whom it is addressed;

o attempt to handle the inquiry directly, for example where it is a request for information about the Company or if it is a stock-related matter; or

o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Code of Ethics

         The Company has adopted a code of ethics that is applicable to senior financial officers of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions as defined in the Code of Ethics. The Code of Ethics was filed with the U.S. Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

Director Compensation

         We pay directors a retainer fee of $1,200 per year plus $150 per meeting attended for service on the Board of AMB Financial. Outside directors of American Savings are paid a fee of $750 per month. Directors are offered an opportunity to defer up to $33,000 of fees at a 10% rate; the deferral is funded through bank owned life insurance.

Executive Officers Who Are Not Directors

         The business experience of each executive officer who is not also a director is set forth below.

         Louis A. Green. Mr. Green, age 62, joined American Savings in 1967. He has held various positions including Controller and Vice President. Mr. Green was appointed as Senior Vice President of American Savings in 1985 and of AMB Financial in 1993 and is responsible for coordinating the bank's loan activities. Prior to joining American Savings, Mr. Green was an accountant in the Chicago Office of Ernst and Ernst. He is also an active member in several trade and community organizations.

         Daniel T. Poludniak. Mr. Poludniak, age 64, has been Vice President, Treasurer and Chief Financial Officer of American Savings since 1983 and AMB Financial since 1993. As Chief Financial Officer of American Savings, Mr. Poludniak is responsible for the establishment and supervision of the accounting and data processing activities of American Savings. Prior to joining American Savings in 1983, Mr. Poludniak had twenty years experience in both local and Chicago financial institutions.

         Denise L. Knapp. Mrs. Knapp, age 57, was appointed as the Secretary of American Savings in 1987 and of AMB Financial in 1993. She has also served as a loan officer since 1985 and as the Dyer branch manager since 1989. Since joining American Savings in 1975, Mrs. Knapp has served in various capacities and is a member of several executive committees of American Savings. Mrs. Knapp is also active in several charitable organizations in the area. Mrs. Knapp is the wife of President Knapp.

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted by American Savings and AMB Financial to our Chief Executive Officer and our only other officer whose annual aggregate cash compensation exceeded $100,000 during the last three fiscal years. Such amounts do not include the compensation paid to our Corporate Secretary, who is our Chief Executive Officer's spouse.

====================================================================================================================

                                            Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                     Long Term Compensation
                                             Annual Compensation             Awards
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                                     Restricted
        Name and Principal                                             Stock        Options/        All Other
             Position                Year  Salary($)(1)  Bonus($)    Award ($)      SARs (#)    Compensation($)(2)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  Clement B. Knapp, Jr.,             2004    $165,000    $36,400       ---           ---            $57,771
    Chairman, President and          2003     162,096     21,900       ---           ---             63,047
    Chief Executive Officer          2002     161,608     13,510       ---           ---             53,365

  Louis A. Green,                    2004    $106,000    $20,400       ---           ---            $32,421
    Senior Vice President and        2003     102,648     15,100       ---           ---             38,752
    Chief Lending Officer            2002     102,315      9,330       ---           ---             32,542

  Daniel T. Poludniak,               2004    $ 96,000    $18,900       ---           ---            $29,378
    Vice President and               2003      92,820     13,700       ---           ---             35,000
    Chief Financial Officer          2002      92,159      8,475       ---           ---             29,387

  Michael Mellon                     2004    $ 88,000     $12,400      ---           ---            $18,894
    Executive Vice President         2003      57,284       9,359      ---           ---             16,675
                                     2002      56,924      10,385      ---           ---             14,148
====================================================================================================================

-----------------
(1)      Amount includes fees Mr. Knapp received as a director.

(2) Includes interest accrued on deferred amounts under deferred compensation plans equal to $24,648, $22,226 and $19,405 for 2004, 2003 and 2002, respectively, for Mr. Knapp. Also includes contributions made by the Association to the ESOP of $30,649, $38,554 and $32,099 for year end 2004, 2003 and 2002, and a 401(k) match of $2,475, 2,266 and $1,861 in 2004, 2003 and 2002 respectively, for Mr. Knapp. Includes interest accrued on deferred amounts under deferred compensation plans equal to $12,109, $10,903 and $9,303 for year end 2004, 2003 and 2002, respectively, for Mr. Green. Also includes contributions to the ESOP of $18,722, $26,303 and $21,303 for year end 2004, 2003 and 2002, and a
         401(k) match of $1,590, $1,546 and $1,270 in 2004, 2003 and 2002, respectively, for Mr. Green. Includes interest accrued on deferred amounts under deferred compensation plans equal to $10,892, $9,807 and $8,437for 2004, 2003 and 2002 respectively, for Mr. Poludniak. Also includes contributions made by the Association to the ESOP of $17,047, $23,795 and $19,801 for 2004, 2003, and 2002, and a 401(k) match of
         $1,440, $1,398 and $1,059 in 2004, 2203 and 2002, respectively, for Mr.
         Poludniak.

         No stock appreciation rights or options were granted during fiscal year 2004.

         The following table provides information as to the value of the options held as of December 31, 2004 by the persons named on the summary compensation table above, some of which have been exercised. No stock appreciation rights were granted as of such date.


=====================================================================================================================

                 Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values

                                                                                                 Value of
                                                             Number of Securities               Unexercised
                                                            Underlying Unexercised             In-the-Money
                          Shares Acquired      Value            Options/SARs at               Options/SARs at
          Name            on Exercise (#)  Realized ($)           FY-End (#)                    FY-End ($)

                                                          Exercisable   Unexercisable  Exercisable   Unexercisable
Clement B. Knapp, Jr.           ---             ---          52,693(1)       ---         $379,391(2)    $---(2)
Louis A. Green                 21,076           ---             ---          ---              ---       $---(2)
Daniel T. Poludniak            16,861           ---             ---          ---              ---       $---(2)
Michael Mellon                  ---             ---           8,430          ---           60,696       $---(2)
=====================================================================================================================

----------------------
(1) Represents options to purchase common stock awarded to the Chairman of the Board, President and Chief Executive Officer. Does not include options granted to the Corporate Secretary, who is the Chairman's spouse.

(2) Represents the aggregate market value (market price of the shares less the exercise price) of in-the-money options granted based upon the average of the closing price of $14 per share of AMB Financial's common stock as reported on the OTCC Bulletin Board on January 3, 2005.

Employment Agreements

         American Savings has entered into employment agreements with Messrs. Knapp, Poludniak and Green and Mrs. Knapp. The employment agreements are designed to assist in maintaining a stable and competent management team. The continued success of American Savings depends to a significant degree on the skills and competence of our officers. The employment agreements provide for an annual base salary in an amount not less than the employee's salary as it may be increased from time to time and an initial term, in the case of Mr. Knapp, of three years and, in the case of the other recipients, of one year. The agreements also require participation in an equitable manner in employee benefits applicable to executive personnel. The agreements provide for extensions for a period of one year on each annual anniversary date, subject to review and approval of the extension by disinterested members of our Board of Directors. The agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment agreements are also terminable by the employee upon 90 days notice to American Savings.

         The employment agreements provide for the making of a lump sum payment to the employee, in lieu of his salary, of up to 100% (299% in the case of Mr. Knapp) of the employee's base compensation if there is a "change in control" of American Savings and such employee is involuntarily terminated in connection with such change in control or within twelve months thereafter. This termination payment may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by American Savings for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to Office of Thrift Supervision change in control regulations. Such filings are generally triggered prior to the acquisition or control of 10% of our common stock. Each agreement also provides for continued health benefits for its remaining term in the event the covered employee is involuntarily terminated in connection with a change in control.

         Based on their current salaries, if the employment of Messrs. Knapp, Green and Poludniak and Mrs. Knapp had been terminated as of December 31, 2004 under circumstances entitling them to severance pay in connection with a change in control as described above, they would have been entitled to receive lump sum cash payments of approximately $527,952, $116,974, $111,076 and $52,356 respectively.

Benefit Plans

         General. We currently provide health care benefits to our employees, including hospitalization, disability and major medical insurance, subject to certain deductibles and copayments by employees.

         Pension Plan. American Savings sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan following the completion of 12 months of service and reaching the age of 21 years. A participant must reach two years of service before he attains a vested interest in his retirement benefits. After completing six years of service, a participant will be 100% vested in his retirement benefits. The Pension Plan is funded solely through contributions made by American Savings. In 2004, the Pension Plan contribution for the plan year was $264,569 which was funded by a contribution from American Savings.

         The benefit provided to a participant at normal retirement age (65) is based on the average of the participant's monthly compensation during the five consecutive years during which his compensation was highest ("average monthly compensation"). Compensation for this purpose includes all taxable compensation paid to the participant. The monthly benefit provided to a participant who retires at age 65 is equal to 1.4% of average monthly compensation for each year of service without offset of the participant's anticipated Social Security benefits. The Pension Plan also provides for disability and death benefits.

         The following table sets forth, as of December 31, 2004, estimated annual pension benefits for individuals at age 65 payable in the form of an annuity with a minimum of 10 years of benefits under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits and does not reflect benefits payable under the ESOP. As required by the Code, the Pension Plan may not provide annual benefits which exceed certain maximum limits or which are based on annual compensation in excess of $200,000 in 2004. At December 31, 2004, Mr. Knapp had 36 years of credited service under the Pension Plan.

==================================================================================================

                            Years of Credited Service
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

    Remuneration                  10          15          20         25          30        35
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           $50,000            $7,000      $10,500     $14,000    $17,500     $21,000    $24,500
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
            75,000            $10,500     $15,800     $21,000    $26,300     $31,500    $36,800
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           100,000            $14,000     $21,000     $28,000    $35,000     $42,000    $49,000
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           125,000            $17,500     $26,300     $35,000    $43,800     $52,500    $61,300
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           150,000            $21,000     $31,500     $42,000    $52,500     $63,000    $73,500
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           160,000            $22,400     $33,600     $44,800    $56,000     $67,200    $78,400
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           170,000            $23,800     $35,700     $47,600    $59,500     $71,400    $83,300
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
           200,000            $28,000     $42,000     $56,000    $70,000     $84,000    $98,000
==================================================================================================


Certain Transactions

         American Savings has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Under our current policy, all such loans to directors and senior officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectability. At December 31, 2004, our loans to directors, officers and employees totaled approximately $1.5 million or 11.49% of stockholder's equity.

    PROPOSAL II - APPROVAL OF THE AMB FINANCIAL CORP. 2005 STOCK OPTION PLAN

         The Company's Board of Directors has adopted the AMB Financial Corp. 2005 Stock Option Plan, subject to approval by the Company's stockholders at the annual meeting. The purpose of the AMB Financial Corp. 2005 Stock Option Plan is to promote the long-term interests of the Company and its stockholders by providing a flexible and comprehensive means for attracting and retaining directors, officers and employees of the Company and its corporate affiliates.

         The complete text of the AMB Financial Corp. 2005 Stock Option Plan is attached as Appendix A to this proxy statement. The principal features of the AMB Financial Corp. 2005 Stock Option Plan are summarized below.

General

         The AMB Financial Corp. 2005 Stock Option Plan authorizes the committee to grant either "Incentive Stock Options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which do not qualify as such ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to employees of the Company and its corporate affiliates.

         The AMB Financial Corp. 2005 Stock Option Plan provides for awards in the form of Incentive Stock Options and Non-Qualified Stock Options. Each type of award may be granted on such terms and conditions, consistent with the 2005 Stock Option Plan, as the committee administering the AMB Financial Corp. 2005 Stock Option Plan may determine.

         The maximum number of shares of common stock with respect to which awards may be made under the AMB Financial Corp. 2005 Stock Option Plan is 40,000 shares, subject to adjustment as described below. Shares of common stock subject to an award under AMB Financial Corp. 2005 Stock Option Plan may be either authorized but unissued shares, treasury shares, or acquired by the Company in open market purchases. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the AMB Financial Corp. 2005 Stock Option Plan.

         Administration. The AMB Financial Corp. 2005 Stock Option Plan is administered by a committee consisting of either (i) two or more members, each of whom must be an outside director, or (ii) the entire Board of Directors. The committee generally has sole and complete authority and discretion to: (i) select participants and grant awards; (ii) determine the number of shares subject to awards generally, as well as to individual awards granted under the AMB Financial Corp. 2005 Stock Option Plan; (iii) determine the terms and conditions upon which awards shall be granted under the AMB Financial Corp. 2005 Stock Option Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the AMB Financial Corp. 2005 Stock Option Plan, interpret the AMB Financial Corp. 2005 Stock Option Plan, and make all determinations deemed necessary or advisable for its administration.

         Eligibility. Any director, officer or employee of the Company or any corporate affiliate thereof is eligible to participate in the AMB Financial Corp. 2005 Stock Option Plan. The total number of directors, officers and employees currently eligible to participate is approximately 42. Participants will be selected by the committee based on their capacity for contributing to the successful performance of the Company or its corporate affiliates.

         Award Descriptions. The term of a stock option granted under the AMB Financial Corp. 2005 Stock Option Plan may not exceed 10 years from the date of grant. The term of an Incentive Stock Option granted to any individual owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and its corporate affiliates may not exceed five years from the date of grant.

         The exercise price and the manner, time and rate of exercise of each stock option are determined by the committee, provided that the exercise price may not be less than 100% (110% in the case of incentive stock options granted to a 10% stockowner) of the market value per share of the common stock on the date of grant of the option. The exercise price may be paid in cash, shares of common stock or a combination of both.

         Termination of Service. In the event of the cessation of a participant's continuous service due to death, disability, or following a change in control, all options theretofore granted to the participant and not fully exercisable shall become exercisable in full upon the occurrence of such event and shall remain so exercisable for a period of one year following such date (but in no event later than ten years from the date of grant of such option), provided that except in the event of death or disability, Incentive Stock Options will not be eligible for treatment as Incentive Stock Options in the event such options are exercised more than three months following termination of continuous service. If the continuous service of a participant is terminated for any reason other than death, disability, termination for cause or following a change in control, all Non-Qualified Stock Options held by such participant that were immediately exercisable may be exercised for a period of one year from the effective date of such termination. In the event of termination of a participant's continuous service for any reason other than death, disability, termination for cause or following a change in control, Incentive Stock Options that are vested at the date of termination will be exercisable for a period of three months following termination. In the event a participant is terminated for cause, all unvested stock options shall expire on termination.

         In order to obtain Incentive Stock Option treatment for options exercised by beneficiaries of a participant, the participant must have died while employed or within three months of termination of employment.

         In the event of an employee's termination of employment in which the employee continues in service as an outside director following such termination of employment, (i) all unvested Incentive Stock Options shall continue to vest in accordance with their normal vesting schedule so long as the participant remains in service as an outside director, (ii) all Incentive Stock Options vested in the employee on the date of termination of employment, or which vest in the employee within three months of termination of employment, shall be exercisable as Incentive Stock Options for a period of three months following such termination of employment, and (iii) any Incentive Stock Option that is not exercised within three months of termination of employment shall become a Non-Qualified Stock Option.

         Transferability of Awards. An Incentive Stock Option awarded under the AMB Financial Corp. 2005 Stock Option Plan may not be transferred except by will or by the laws of inheritance, and is exercisable during the participant's lifetime only by the participant to whom it has been granted. Non-Qualified Stock Options may be transferable only at the discretion of the Board of Directors.

         Effect of Merger and Other Adjustments. Shares as to which awards may be granted under the AMB Financial Corp. 2005 Stock Option Plan, and the committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend then subject to awards, will adjust shares, pro rata return of capital to all stockholders, stock split or other change in the corporate structure of the Company.

         Amendment and Termination. The Board of Directors of the Company may at any time modify or amend the AMB Financial Corp. 2005 Stock Option Plan or any portion thereof or modify or amend an award under the plan, provided that no such termination, modification or amendment may adversely affect the rights of any individual without the prior approval of the affected individual. In no event may the Board of Directors or committee amend the plan to allow a stock option to be granted with an exercise price below fair market value, or allow the exercise price to be reduced after the date of grant. Unless sooner terminated, the AMB Financial Corp. 2005 Stock Option Plan shall continue in effect for a term of ten years, commencing upon its ratification by the Company's stockholders.

Federal Income Tax Consequences

     Under present federal income tax laws, awards under the AMB Financial Corp. 2005 Stock Option Plan will have the following consequences:

     (1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

     (2) The exercise of a stock option which is an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise.

However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax applies only when it exceeds the regular income tax. If the shares acquired upon exercise of an Incentive Stock Option are not held for at least one year after transfer of such shares to the participant or two years after the grant of the Incentive Stock Option, whichever is later, the participant will recognize ordinary income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. Upon such an event, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, recognized by the participant. The participant will also recognize a capital gain in an amount equal to the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the Incentive Stock Option; such capital gain will be characterized as long-term if the shares were held for more than one year after the date of exercise. The Company will not be entitled to a corresponding deduction for such capital gain. If the shares are held by the participant for one year after the Incentive Stock Option is exercised and two years after the Incentive Stock Option was granted, the participant will recognize a capital gain or loss upon disposition of the shares in an amount equal to the difference between the sale price and the exercise price. The Company will not be entitled to a corresponding deduction for such capital gain or loss.

         The exercise of a Non-Qualified Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Non-Qualified Stock Option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of a Non-Qualified Stock Option. Upon sale of the shares acquired upon exercise of a Non-Qualified Stock Option, any appreciation or depreciation in value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant. The. Company will not be entitled to a corresponding deduction for such capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the participant held the shares for more than one year following exercise of the Non-Qualified Stock Option.

Awards Under the 2005 Stock Option Plan

         No awards have been made under the AMB Financial Corp. 2005 Stock Option Plan.

       PROPOSAL III - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors by the Company has appointed Cobitz, VandenBerg & Fennessy to be the Company's independent auditor for the fiscal year ending December 31, 2005. Representatives of Cobitz, VandenBerg & Fennessy are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         Audit Fees. The aggregate fees billed to the Company by Cobitz, VandenBerg & Fennessy for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Cobitz, VandenBerg & Fennessy in connection with statutory and regulatory filings and engagements were $56,075 for the fiscal year ended December 31, 2004. The aggregate fees billed to the Company by Cobitz, VandenBerg & Fennessy for professional services rendered by Cobitz, VandenBerg & Fennessy for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Cobitz, VandenBerg & Fennessy in connection with statutory and regulatory filings and engagements were $52,175 for the fiscal year ended December 31, 2003.

         Audit Related Fees. There were no fees billed to the Company by Cobitz, VandenBerg & Fennessy for assurance and related services rendered by Cobitz, VandenBerg & Fennessy that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees" above during the fiscal years ended December 31, 2003 and 2004.

         Tax Fees. An aggregate of $5,000 per year was billed to the Company by Cobitz, VandenBerg & Fennessy for tax compliance, tax advice and tax planning during each of the fiscal years ended December 31, 2003 and 2004.

         All Other Fees. There were no fees billed to the Company by Cobitz, VandenBerg & Fennessy for all services other than those described above for the fiscal years ended December 31, 2003 and 2004.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Cobitz, VandenBerg & Fennessy. The Audit Committee concluded that the performance of such services will not affect the independence of Cobitz, VandenBerg & Fennessy in performing its function as independent auditor of the Company.

         The Audit Committee preapproves all audit and permissible non-audit services to be provided by the Company's independent auditor.

STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in our proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office at 8230 Hohman Avenue, Munster, Indiana 46321 no later than November 26, 2005; provided, however, that if the date of the 2006 annual meeting is before March 28, 2006 or after May 27, 2006, then the proposal must be received a reasonable time before we print and mail our materials for such meeting. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

         To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statements and form of proxy for that meeting, proposals must be received by the Company no later than 90 days prior to the date of the annual meeting provided that in the event that less than 100 days notice or public disclosure of the date of the meeting is given, proposals must instead be received by the Company by the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of such date is made.

         All stockholder proposals, whether or not included in our proxy materials, must also comply with our certificate of incorporation, bylaws and Delaware law.

OTHER MATTERS

         The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of reports furnished to the officers that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater then 10% stockholders were complied with.

Munster, Indiana
March 25, 2005

                                                                      APPENDIX A

                               AMB Financial Corp.
                             2005 Stock Option Plan

1.       Purpose

         The purpose of the AMB Financial Corp. 2005 Stock Option Plan (the "Plan") is to advance the interests of AMB Financial Corp. (the "Company") and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including American Savings FSB (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       Definitions

         "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company or the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

         "Award" means an Award of Non-Statutory Stock Options or Incentive Stock Options granted under the provisions of the Plan.

         "Bank" means American Savings FSB, or a successor corporation.

         "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his/her estate.

         "Board" or "Board of Directors" means the board of directors of the Company, unless otherwise noted herein.

         "Cause" means personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

         "Change in Control" of the Bank or the Company means a change in control of a nature that: (i) would be required to be reported in response to
Item 5.01 of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Company's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an

Incumbent Board, shall be, for purposes of this clause (b), considered as though he/she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the surviving institution; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

         "Common Stock" means shares of the common stock of the Company, par value $.01 per share.

         "Company" means AMB Financial Corp., the stock holding company of the Bank, or a successor corporation.

         "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee or continuation of service as a Director Emeritus following termination of service as a Director. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence or in the case of transfers between payroll locations of the Company, its subsidiaries or its successor.

         "Date of Grant" means the actual date on which an Award is granted by the Committee.

         "Director" means a member of the Board.

         "Director Emeritus" means a former member of the Board who has been appointed to a Director Emeritus position.

         "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary of the Treasury may require, in accordance with Section 22(e)(3) of the Code.

         "Effective Date" means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

         "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the mean between the highest and lowest quoted selling prices of the Common Stock as reported on the Nasdaq stock market (or over-the-counter market) on such date, or if the Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market (or over the counter market), Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

         "Incentive Stock Option" means an Option granted by the Committee to a Key Employee, which Option is designated as an Incentive Stock Option pursuant to Section 9.

         "Key Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

         "Non-Employee Director" means, for purposes of the Plan, a Director who
(a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         "Non-Statutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) any other Participant and such Option is either (a) not designated by the Committee as an Incentive Stock Option, or (b) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

         "Option" means an Award granted under Section 8 or Section 9.

         "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

         "Participant" means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an Award under the Plan.

         "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.       Administration of the Plan

         (a) Role of the Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

         (b) Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan.

         (c) Plan Administration Restrictions. All transactions involving a grant, award or other acquisitions from the Company shall:

                  (i) be approved by the Company's full Board or by the Committee;

                  (ii) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or

                  (iii) result in the acquisition of Common Stock that is
                        held by the Recipient for a period of six months following the date of such acquisition.

         (d) Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank or the Company shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Bank and the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

4.       Types of Awards

         Awards under the Plan may be granted in any one or a combination of:
(a) Incentive Stock Options and (b)  Non-Statutory  Stock Options.

5.       Stock Subject to the Plan

         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 40,000 shares. Shares issued under the Plan may be issued by the Company from authorized but unissued shares, treasury shares, or acquired by the Company in open market purchases. The maximum number of Options that may be awarded to a Key Employee is 40,000. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 40,000. For these purposes, only the net number of shares issued pursuant to the exercise of an Incentive Stock Option are counted against the maximum number of shares.

         To the extent that Options granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options granted under the Plan terminate, expire or are forfeited without having been exercised, new Awards may be made with respect to these shares.

         Any shares that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate thereof, or in substitution for, outstanding Awards previously granted by an acquired company, shall not be counted against the shares available for issuance under the Plan.

6.       Eligibility

         Key Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options and Non-Statutory Stock Options under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options under the Plan.

7.       General Terms and Conditions of Options

         The Committee shall have full and complete authority and discretion to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Fair Market Value per share on the Date of Grant, (ii) the number of shares of Common Stock subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the Date of Grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon shares of Common Stock which may be issued upon exercise of such Option. Notwithstanding anything herein to the contrary, and subject to any adjustment that may be made pursuant to Section 14 hereof, once an Option has been awarded at Fair Market Value, the Committee shall not have authority to reprice such Option.

8.       Non-Statutory Stock Options

         The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 8.

         (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company or its Affiliates and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise, the date of the Award, the purchase price, applicable periods, and containing such other terms and conditions that are not inconsistent with the terms of the Plan, as may be required by the Board or applicable securities laws.

         (b) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the Date of Grant. Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 11 hereof, as determined by the Committee.

         (c) Vesting. Subject to Section 7 hereof, a Non-Statutory Stock Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. No Options shall become vested in a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The Committee may in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part.

         (d) Exercise of Options. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his/her designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

         (e) Amount of Awards. Subject to Section 7 hereof, Non-Statutory Stock Options may be granted to any Key Employee or Outside Director in such amounts as determined by the Committee. In granting Non-Statutory Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibility of the Key Employee or Outside Director, the length and value of his/her service to the Bank, the Company or the Affiliate, the compensation paid to the Key Employee or Outside Director, and the Committee's evaluation of the performance of the Bank, the Company or the Affiliate, according to measurements that may include, among others, key financial ratios, level of classified assets and independent audit findings.

         (f) Term of Options. Unless the Committee determines otherwise, the term during which Non-Statutory Stock Options may be exercised shall not exceed ten years from the Date of Grant. In no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than ten years from the Date of Grant.

         (g) Termination of Continuous Service or Employment. Upon the termination of a Key Employee's or Outside Director's Continuous Service, for any reason other than death, Disability, Termination for Cause, or termination following a Change in Control (other than for Cause following a Change in Control), the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were vested on the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of the Participant's termination of Continuous Service due to death, Disability, or following a Change in Control, all Non-Statutory Stock Options held by the Participant, whether or not vested at such time, shall vest and become exercisable by the Participant or his/her legal representative or beneficiaries for one year following the date of such termination, death or cessation of employment or service, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term. Upon a termination of a Key Employee's employment with the Bank or the Company in which the Key Employee remains in the Continuous Service of the Bank or the Company as an Outside Director, all unvested Non-Statutory Stock Options shall continue to vest in accordance with their normal vesting schedule and shall remain exercisable during their term so long as the Key Employee remains in the Continuous Service of the Bank or the Company.

         (h) Transferability. In the discretion of the Board, all or any Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant; provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

9.       Incentive Stock Options

         The Committee may, from time to time, grant Incentive Stock Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company or its Affiliates and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise, the date of the Award, the purchase price, applicable periods, and containing such other terms and conditions that are consistent with the terms of the Plan as may be required by the Board or applicable securities laws.

         (b) Price. Subject to Section 14 hereof and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a stockholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined on the exercise date.

         (c) Vesting. Subject to Section 7 hereof, Incentive Stock Options awarded to Key Employees shall vest at the rate or rates determined by the Committee. No Incentive Stock Option shall become vested in a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein.

         (d) Exercise of Options. Vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his/her designee. Such notice is irrevocable and must be accompanied by full payment of the exercise price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date.

         The Options comprising each installment may be exercised in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of
Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

         The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, provided, however, that if the aggregate Fair Market Value (determined at the time the

Option is granted) of Common Stock for which Options are exercisable as a result of a Change in Control, together with the aggregate Fair Market Value (determined at the time the Option is granted) of all other Common Stock for which Incentive Stock Options become exercisable during such year, exceeds $100,000, then the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options (but shall remain subject to the provisions of this Section 9 to the extent permitted).

         (e) Amounts of Awards. Subject to Section 7 hereof, Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his/her service to the Bank, the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. The provisions of this subsection (e) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

         (f) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, provided, however, in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a stockholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.

         (g) Termination of Continuous Service or Employment. Awards of Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions in the event of a Key Employee's termination of Continuous Service or employment with the Bank or Company:

                  (i) Upon the termination of a Key Employee's Continuous Service for any reason other than death, Disability, Termination for Cause or termination following a Change in Control (other than for Cause following a Change in Control) the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were vested by such Key Employee at the date of termination for a period of three months following termination.

                  (ii) Upon the termination of a Key Employee's Continuous Service due to death, Disability or following a Change in Control, all Incentive Options held by a Key Employee, whether or not vested at such time, shall vest and become exercisable by the Participant or his/her legal representative or beneficiaries for one year following the date of such termination of Continuous Service, provided that in no event shall the period extend beyond the expiration of the Stock Option term, and provided, further, that, except in the event of death or Disability, such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination of Continuous Service. Any Incentive Stock Option which is not exercised within three months of termination of Continuous Service by reasons other than death or Disability shall become a Non-Statutory Stock Option.

                  (iii) Upon the termination of a Key Employee's employment with the Bank or the Company in which the Key Employee remains in the Continuous Service of the Bank or the Company as an Outside Director, (A) all unvested Incentive Stock Options shall continue to vest in accordance with their normal vesting schedule so long as the Key Employee remains in the Continuous Service of the Bank or the Company, (B) all Incentive Stock Options which are vested by such Key Employee as of the date of termination of employment, or which vest in the Key Employee within three months of such Key Employee's termination of employment, shall be exercisable as Incentive Stock Options for a period of three months following termination of employment, and (C) any Incentive Stock Option which is not exercised within three months of termination of employment shall become a Non-Statutory Stock Option.

                  (iv) In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three months of termination of employment.

                  (v) In the event of Termination for Cause, all rights under the Incentive Stock Options shall expire upon termination.

         (h) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his/her lifetime only by the Key Employee to which it is granted.

         (i) Compliance with Code. The options granted under this Section 9 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

10.      Surrender of Option

         In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his/her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.      Alternate Option Payment Mechanism

         The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

         (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

         (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Participant may give the Company written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Company.

         (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering (or constructively tendering) of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as a management recognition and retention plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

12.      Rights of a Stockholder

         A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his/her services as an officer, director or employee at any time.

13.      Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his/her estate will be deemed to be the Beneficiary.

14.      Dilution and Other Adjustments

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all stockholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

         (c) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

15.      Effect of a Change in Control on Option Awards

         In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

         (a) provide that such Options shall be assumed, or equivalent options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (1) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, and (2) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options; or

         (b) make or provide for a cash payment to the Participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Options held by each Participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Options.

16.      Withholding

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental taxable income and that are required by any governmental authority to be withheld. Shares of Common Stock will be withheld where required from any distribution of Common Stock.

17.      Amendment of the Plan

         The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his/her consent, under an outstanding Award.

18.      Effective Date of Plan

         The Plan shall become effective upon the date of approval of the Plan by the Company's stockholders.

19.      Termination of the Plan

         The right to grant Awards under the Plan will terminate upon the earlier of (i) ten years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his/her rights under a previously granted Award.

20.      Applicable Law

         This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and will be construed and administered in accordance with the laws of the State of Delaware, except to the extent that federal law shall apply.

REVOCABLE PROXY                                                 REVOCABLE PROXY


                               AMB FINANCIAL CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 2005

         The undersigned hereby appoints the Board of Directors of AMB FINANCIAL CORP., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of AMB Financial Corp. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at 8230 Hohman Avenue, Munster, Indiana 46321, on April 27, 2005 at 10:30 a.m., local time, and at any and all adjournments and postponements thereof, as follows:

I. The election as directors of all nominees listed below:

         |_| FOR                |_|WITHHELD               |_| FOR ALL EXCEPT

                                                          ===================
                                                          ===================

         INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write the name(s) of the nominee(s) in the space provided.

               JOHN G. PASTRICK            ROBERT E. TOLLEY

II. The ratification of the approval of the AMB Financial Corp. 2005 Stock Option Plan.

         |_| FOR                |_| AGAINST               |_| ABSTAIN


III. The ratification of the appointment of Cobitz, VandenBerg & Fennessy as independent auditors of AMB Financial Corp. for the fiscal year ending December 31, 2005.

         |_| FOR                |_| AGAINST               |_| ABSTAIN

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                                                 (To be Signed on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof, and after notification to the Secretary of AMB Financial Corp. at the meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The above signed acknowledges receipt from AMB Financial Corp., prior to the execution of this proxy, of Notice of the Meeting, a Proxy Statement dated March 25, 2005 and the AMB Financial Corp.'s Annual Report to Stockholders for the fiscal year ending December 31, 2004.

         Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



Dated: _______________, 2005
                                   -------------------------------------------
                                   Signature of Stockholder



                                    ------------------------------------------
                                    Signature of Stockholder

                                            Please sign exactly as your name(s)
                                            appear(s) above. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title. If shares are held
                                            jointly, each holder should sign.


           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                       THEENCLOSED POSTAGE-PAID ENVELOPE